NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Travis Meyer (605) 978-2967 travis.meyer@northwestern.com

NORTHWESTERN REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

Company reports diluted earnings per share of $0.37 for second quarter 2013
Updates and increases earnings guidance for 2013 to $2.45 - $2.60 per diluted share
Declares a quarterly dividend of $0.38 per share, payable September 30, 2013

SIOUX FALLS, S.D. - July 25, 2013 - NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended June 30, 2013. Net income was $14.3 million or $0.37 per diluted share, for the quarter ended June 30, 2013, compared with net income of $11.4 million, or $0.31 per diluted share, for the quarter ended June 30, 2012.

"We are very pleased to have made significant progress toward a large natural gas production acquisition, 'Bear Paw South,' in the Havre Montana area, that will provide long-term value to our customers; and, to have recently conducted the official ribbon cutting at both our Spion Kop Wind facility and our new gas peaker.  We're also happy with our second quarter of full production on our Distribution System Infrastructure Plan,” said Bob Rowe, Chief Executive Officer.  “We are releasing another quarter of earnings demonstrating strong operational and financial results.  Weather that was more seasonal for our service territory and the earnings contribution from both Spion Kop wind and our Bear Paw gas reserves contributed to a $2.9 million improvement over the same quarter last year.”

Summary Financial Results

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Total Revenues	$260,161	$244,603	$573,181	$553,703
Cost of Sales	106,913	96,427	239,109	234,823
Gross Margin	153,248	148,176	334,072	318,880
Operating Expenses
Operating, general and administrative	67,364	67,096	136,201	132,669
Property and other taxes	25,810	25,934	51,569	49,599
Depreciation	27,414	26,426	56,632	52,859
Total Operating Expenses	120,588	119,456	244,402	235,127
Operating Income	32,660	28,720	89,670	83,753
Interest Expense, net	(17,141)	(15,893)	(33,920)	(31,855)
Other Income	928	1,176	3,643	2,160
Income Before Income Taxes	16,447	14,003	59,393	54,058
Income Tax Expense	(2,106)	(2,565)	(7,150)	(10,577)
Net Income	$14,341	$11,438	$52,243	$43,481
Average Common Shares Outstanding	38,092	36,635	37,740	36,482
Basic Earnings per Average Common Share	$0.37	$0.31	$1.38	$1.19
Diluted Earnings per Average Common Share	$0.37	$0.31	$1.38	$1.19
Dividends Declared per Average Common Share	$0.38	$0.37	$0.76	$0.74

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

Significant items during the second quarter

•	Entered into an agreement to purchase additional natural gas production interests in Montana for approximately $70 million;

•	Placed into service the Aberdeen Generating Station, a 60 MW natural gas peaking facility, which was constructed for a total cost of approximately $54.3 million;

•	Received net proceeds of approximately $26.1 million from the sale of 634,934 common shares under our Equity Distribution Agreement; and

•	Improvement in net income of approximately $2.9 million as compared with the same period in 2012, due primarily to:

◦	$5.1 Million - Higher gross margin primarily due to:

▪	An increase in natural gas and electric retail volumes;

▪	The contribution from Bear Paw natural gas and Spion Kop wind projects;

▪	Improved electric transmission capacity revenues;

▪	Lower Qualified Facilities (QF) related supply costs; and

▪	Increased revenues as a result of Montana natural gas rate adjustment.

▪	These were partially offset by lower Demand Side Management (DSM) lost revenues and Dave Gates Generating Station (DGGS) revenues due to increased deferrals.

◦	$0.5 Million - Reduced income tax expense primarily a result of production tax credits generated by Spion Kop.

◦	$0.1 Million - decreased property and other taxes

These improvements were partially offset by:

◦	($0.3 Million) - Increased operating, general & admin. expenses primarily due to:

▪	Increased operating, general, and administrative expense related to our Distribution System Infrastructure Project (DSIP);

▪	Increase labor costs;

▪	Higher plant operator cost related to the Spion Kop addition and planned maintenance at Colstrip Unit 4; and

▪	Higher natural gas production costs due to the Bear Paw acquisition.

▪	These were nearly fully offset by lower pension and other expenses.

◦	($1.0 Million) - Increased depreciation expense

◦	($1.2 Million) - Increased interest expense

◦	($0.3 Million) - Decreased other income

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

Summary Financial Results
The following table reconciles the primary changes from 2012 to 2013:

	Three Months Ended June 30,			Six Months Ended June 30,
	Pre-tax	Net	EPS	Pre-tax	Net	EPS
($millions, except EPS)	Income	Income(1)	Diluted	Income	Income(1)	Diluted
2012 reported	$14.0	$11.4	$0.31	$54.1	$43.5	$1.19

Gross Margin
Natural Gas retail volumes	1.4	0.9	0.02	3.2	2.0	0.05
Electric retail volumes	2.3	1.4	0.04	3.2	2.0	0.05
Natural gas production	2.1	1.3	0.03	5.8	3.6	0.10
Electric transmission capacity	1.5	0.9	0.02	4.0	2.5	0.07
Spion Kop	1.4	0.9	0.02	3.0	1.8	0.05
Electric QF supply costs	1.0	0.6	0.02	1.0	0.6	0.02
Montana natural gas rate increase	0.9	0.6	0.02	0.9	0.6	0.02
Montana property tax tracker	0.5	0.3	0.01	1.0	0.6	0.02
Natural gas transportation capacity	—	—	—	0.9	0.6	0.02
DSM lost revenues	(5.7)	(3.5)	(0.09)	(4.9)	(3.0)	(0.08)
DGGS	(0.8)	(0.5)	(0.01)	(5.1)	(3.1)	(0.08)
Operating expenses recovered in trackers	(0.7)	(0.4)	(0.01)	(0.4)	(0.2)	(0.01)
Other	1.2	0.7	0.02	2.6	1.6	0.04
Subtotal - Gross Margin	5.1	3.2	0.09	15.2	9.6	0.27
OG&A Expense
DSIP expenses	(2.9)	(1.8)	(0.05)	(5.5)	(3.4)	(0.09)
Labor	(1.2)	(0.7)	(0.02)	(1.1)	(0.7)	(0.02)
Plant operator costs	(0.9)	(0.6)	(0.02)	(1.4)	(0.9)	(0.02)
Natural gas production	(0.3)	(0.2)	(0.01)	(1.6)	(1.0)	(0.03)
Pension and employee benefits	3.4	2.1	0.06	7.6	4.7	0.12
Operating expenses recovered in trackers	0.7	0.4	0.01	0.7	0.4	0.01
Nonemployee directors deferred compensation	—	—	—	(1.1)	(0.7)	(0.02)
Other	0.9	0.6	0.02	(1.1)	(0.7)	(0.02)
Subtotal - OG&A Expense	(0.3)	(0.2)	(0.01)	(3.5)	(2.3)	(0.07)
Other
Depreciation expense	(1.0)	(0.6)	(0.02)	(3.8)	(2.3)	(0.06)
Property and other taxes	0.1	0.1	—	(2.0)	(1.2)	(0.03)
Interest Expense	(1.2)	(0.7)	(0.02)	(2.1)	(1.3)	(0.03)
Other Income	(0.2)	(0.1)	—	1.5	0.9	0.02
Income tax and other items
Flow-through repairs deductions		(0.1)	—		2.1	0.06
Flow-through of state bonus depreciation deduction		0.3	0.01		0.6	0.02
Production tax credits		0.5	0.01		1.6	0.04
Prior year permanent return to accrual adjustments		(0.5)	(0.01)		(0.5)	(0.01)
State income tax and other, net		1.2	0.03		1.5	0.04
Impact of higher share count			(0.01)			(0.05)
All other, net	(0.1)	(0.2)	(0.01)	—	0.1	(0.01)
Total EPS impact of above items			0.06			0.19
2013 reported	$16.4	$14.3	$0.37	$59.4	$52.2	$1.38
(1) Income Tax Benefit (Expense) calculation on reconciling items assumes effective tax rate of 38.5%.
For more information see www.northwesternenergy.com/documents/investor/Q213.pdf

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

Significant Drivers

Gross Margin
Consolidated gross margin for the quarter ended June 30, 2013 was $153.3 million compared with $148.2 million for the same period of 2012. Consolidated gross margin increased $5.1 million primarily due to the following:

•	An increase in natural gas and electric retail volumes due primarily to colder spring weather;

•	An increase in natural gas production margin, primarily due to the acquisition of the Bear Paw assets in the third quarter of 2012;

•	An increase in electric transmission capacity revenues due to market pricing and other conditions;

•	The acquisition of the Spion Kop wind farm in the fourth quarter of 2012;

•	Lower QF related supply costs based on actual QF pricing and output;

•	An increase in Montana natural gas delivery rates implemented in April 2013; and

•	An increase in Montana property taxes included in a tracker.

These increases were partly offset by:

•
A decrease in DSM lost revenues recovered through our supply trackers related to efficiency measures implemented by customers. The quarter ending June 30, 2012 included recognition of approximately $6.6 million that we had deferred in prior periods pending approval of our tracker filings;

•	Lower DGGS revenue primarily due to an increase in our FERC related deferral due to the initial FERC ALJ nonbinding decision; and

•	Lower revenues for operating expenses recovered in trackers, primarily related to customer efficiency programs.

Consolidated gross margin for the six months ended June 30, 2013 was $334.1 million compared with $318.9 million for the same period of 2012.

Operating, General and Administrative Expenses
Consolidated operating, general and administrative expenses were $67.4 million for the quarter ended June 30, 2013 as compared with $67.1 million during the same period of 2012. The increase in operating, general and administrative expenses of $0.3 million was primarily due to:

•	Incremental operating and maintenance costs related to DSIP;

•	Increased labor costs due primarily to compensation increases and a larger number of employees;

•	Higher plant operator costs due to the Spion Kop acquisition and planned maintenance at Colstrip Unit 4; and

•	Higher natural gas production costs due to the Bear Paw acquisition.

These increases were partly offset by:

•	Decreased pension expense, offset in part by increased medical expenses; and

•	Lower operating expenses recovered in trackers, primarily related to customer efficiency programs.

Consolidated operating, general and administrative expenses were $136.2 million for the six months ended June 30, 2013 as compared with $132.7 million during the same period of 2012.

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

Property and Other Taxes
Property and other taxes remained essentially flat with $25.8 million for the quarter ended June 30, 2013, as compared with $25.9 million in the same period of 2012.

Property and other taxes were $51.6 million for the six months ended June 30, 2013, as compared with $49.6 million in the same period of 2012.

Depreciation Expense
Depreciation expense was $27.4 million for the quarter ended June 30, 2013, as compared with $26.4 million in the same period of 2012. This reflects an increase in depreciation expense due to plant additions, offset in part by a reduction in depreciation rates of approximately $1.5 million as a result of new depreciation studies conducted by an independent consultant and implemented during the second quarter of 2013. These studies reflect longer asset lives on our electric and natural gas assets in Montana, and electric assets in South Dakota. We expect an additional reduction in depreciation expense due to the change in rates of approximately $3.0 million for the remainder of 2013.

Depreciation expense was $56.6 million for the six months ended June 30, 2013, as compared with $52.9 million in the same period of 2012.

Interest Expense
Consolidated interest expense was $17.1 million for the quarter ended June 30, 2013 as compared with $15.9 million during the same period of 2012. This increase was primarily due to higher debt outstanding partially offset by higher capitalization of AFUDC.

Consolidated interest expense was $33.9 million for the six months ended June 30, 2013 as compared with $31.9 million during the same period of 2012.

Income Tax Expense
Consolidated income tax expense for the quarter ended June 30, 2013 was $2.1 million as compared with $2.6 million in same period of 2012. The effective tax rate for the quarter ended June 30, 2013 was 12.8% as compared with 18.3% for the same period of 2012. The effective tax rate differs from the federal statutory tax rate of 35% primarily due to the regulatory impact of flowing through federal and state tax benefit of repairs deductions, state tax benefit of bonus depreciation deductions and production tax credits.

Consolidated income tax expense for the six months ended June 30, 2013 was $7.2 million as compared with $10.6 million in same period of 2012. The effective tax rate for the six months ended June 30, 2013 was 12.0% as compared with 19.6% for the same period of 2012.

The following table summarizes the significant differences from the Federal statutory rate, which result in reduced income tax expense:

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

	Three Months Ended June 30,		Six Months Ended June 30,
	(in millions)		(in millions)
	2013	2012	2013	2012
Income Before Income Taxes	$16.4	$14.0	$59.4	$54.1

Income tax calculated at 35% Federal statutory rate	5.8	4.9	20.8	18.9

Permanent or flow through adjustments:
Flow-through repairs deductions	(2.1)	(2.2)	(9.8)	(7.7)
Flow-through of state bonus depreciation deduction	(0.8)	(0.5)	(2.5)	(1.9)
Production tax credits	(0.5)	—	(1.6)	—
Prior year permanent return to accrual adjustments	0.5	—	0.5	—
State income tax & other, net	(0.8)	0.4	(0.2)	1.3
	(3.7)	(2.3)	(13.6)	(8.3)

Income tax expense	$2.1	$2.6	$7.2	$10.6

Liquidity and Capital Resources
As of June 30, 2013, cash and cash equivalents were $7.8 million compared with $8.1 million at June 30, 2012. The Company had $232.5 million available from its revolving credit facility at June 30, 2013, compared with $162.0 million at June 30, 2012.

Dividend Declared
NorthWestern's Board of Directors declared a quarterly common stock dividend of $0.38 per share, payable September 30, 2013, to common shareholders of record as of September 13, 2013.

2013 Earnings Guidance Increased
NorthWestern updates 2013 earnings range to $2.45 - $2.60 per diluted share from $2.40 - $2.55 as last provided.

Basic assumptions incorporate the following expectations:

•	A consolidated income tax rate of approximately 12% of pre-tax income;

•	Normal weather in our electric and natural gas service territories for the remainder of 2013;

•	Excludes any potential additional impact as a result of the FERC decision regarding revenue allocation at our Dave Gates Generating Station;

•	Excludes any unanticipated costs due to Colstrip Unit 4 outage; and

•	Diluted average shares outstanding of 38.1 million.

Significant Items Not Contemplated in Guidance
A reconciliation of items not factored into our updated 2013 and final 2012 earnings guidance of $2.45 - $2.60 and $2.30 - $2.40 per diluted share, respectively, is as follows. The amount below represents an after-tax non-GAAP measure that may provide users of this financial information with additional meaningful information regarding the impact of certain items on the Company's expected earnings.  The Company believes the following presentation is more representative of our ongoing earnings than the GAAP EPS, also represented below.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the reported operating results or cash flows from operations or any other measure of performance prepared in

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

accordance with GAAP.  In addition, the presentation of these measures may not be comparable to similarly titled measures other companies use.

2013	Q1 2013	Q2 2013	Q3 2013	Q4 2013	1H 2013

Reported GAAP diluted EPS	$1.01	$0.37			$1.38

Non-GAAP Adjustments:

Weather		(0.02)			(0.02)

Adjusted diluted EPS	$1.01	$0.35	—	—	$1.36

2012	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012

Reported GAAP diluted EPS	$0.88	$0.31	$(0.10)	$1.57	$2.66

Non-GAAP Adjustments:

Weather	0.09	0.05	(0.06)	0.06	0.14
Release of MPSC DGGS deferral	(0.05)				(0.05)
DSM Lost revenue recovery related to 2010/2011		(0.05)			(0.05)
DGGS FERC ALJ initial decision - portion related to 2011			0.12		0.12
MSTI Impairment			0.40		0.40
Favorable CELP arbitration decision				(0.79)	(0.79)
Income tax adjustment - benefit from MT NOL				(0.06)	(0.06)

Adjusted diluted EPS	$0.92	$0.31	$0.36	$0.78	$2.37

Company Hosting Investor Conference Call
As previously announced, NorthWestern will host an investor conference call today at 3:30 pm Eastern Time to review its financial results for the quarter ended June 30, 2013.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “About Us / Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at 6:00 p.m. ET on July 25, 2013 through August 25, 2013, at (888) 203-1112 access code 1856638.

About NorthWestern Energy

NorthWestern Energy provides electricity and natural gas in the Upper Midwest and Northwest, serving approximately 673,200 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2013 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•
potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material effect on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measure

This press release includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin, that is considered a “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. The presentation of Gross Margin is intended to supplement investors' understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Our Gross Margin measure may not be comparable to other companies' Gross Margin measure. Furthermore, this measure is not intended to replace operating income as determined in accordance with GAAP as an indicator of operating performance.

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues
Electric	$200,472	$196,176	$410,564	$403,231
Gas	59,362	48,101	161,880	149,847
Other	327	326	737	625
Total Revenues	260,161	244,603	573,181	553,703
Operating Expenses
Cost of Sales	106,913	96,427	239,109	234,823
Operating, general and administrative	67,364	67,096	136,201	132,669
Property and other taxes	25,810	25,934	51,569	49,599
Depreciation	27,414	26,426	56,632	52,859
Total Operating Expenses	227,501	215,883	483,511	469,950
Operating Income	32,660	28,720	89,670	83,753
Interest Expense, net	(17,141)	(15,893)	(33,920)	(31,855)
Other Income	928	1,176	3,643	2,160
Income Before Income Taxes	16,447	14,003	59,393	54,058
Income Tax Expense	(2,106)	(2,565)	(7,150)	(10,577)
Net Income	$14,341	$11,438	$52,243	$43,481
Average Common Shares Outstanding	38,092	36,635	37,740	36,482
Basic Earnings per Average Common Share	$0.37	$0.31	$1.38	$1.19
Diluted Earnings per Average Common Share	$0.37	$0.31	$1.38	$1.19
Dividends Declared per Average Common Share	$0.38	$0.37	$0.76	$0.74

Average shares used in computing the basic and diluted earnings per share are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Basic computation	38,092	36,635	37,740	36,482
Dilutive effect of
Restricted stock and performance share awards	129	144	125	143
Diluted computation	38,221	36,779	37,865	36,625

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited)
(in thousands)

	June 30, 2013	December 31, 2012

ASSETS
Current Assets	$246,081	$303,128
Property, Plant, and Equipment, Net	2,532,359	2,435,590
Goodwill	355,128	355,128
Regulatory Assets	390,511	367,890
Other Noncurrent Assets	26,969	23,797
Total Assets	$3,551,048	$3,485,533
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Maturities of Long-term Debt and Capital Leases	$1,656	$1,612
Short-term Borrowings	64,994	122,934
Other Current Liabilities	285,833	324,719
Long-term Capital Leases	30,739	31,562
Long-term Debt	1,055,085	1,055,074
Noncurrent Regulatory Liabilities	339,304	276,618
Deferred Income Taxes	381,155	363,928
Other Noncurrent Liabilities	390,032	375,054
Total Liabilities	2,548,798	2,551,501
Total Shareholders' Equity	1,002,250	934,032
Total Liabilities and Shareholders' Equity	$3,551,048	$3,485,533

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2013	2012
Operating Activities
Net income	$52,243	$43,481
Non-cash items	87,568	79,791
Changes in operating assets and liabilities	(10,000)	21,795
Cash Provided by Operating Activities	129,811	145,067

Cash Used in Investing Activities	(87,802)	(97,663)

Cash Used in Financing Activities	(44,038)	(45,227)

(Decrease) Increase in Cash and Cash Equivalents	(2,029)	2,177
Cash and Cash Equivalents, beginning of period	9,822	5,928
Cash and Cash Equivalents, end of period	$7,793	$8,105

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

NORTHWESTERN CORPORATION
REGULATED ELECTRIC SEGMENT
Three Months Ended June 30,
(Unaudited)

	Results
	2013	2012	Change	% Change
	(dollars in millions)
Retail revenue	$179.9	$166.7	$13.2	7.9%
Regulatory amortization	5.9	17.2	(11.3)	(65.7)
Total retail revenues	185.8	183.9	1.9	1.0
Transmission	12.5	11.0	1.5	13.6
Ancillary Services	0.4	0.5	(0.1)	(20.0)
Wholesale	0.7	0.7	—	—
Other	1.1	0.1	1.0	1,000.0
Total Revenues	$200.5	$196.2	$4.3	2.2
Total Cost of Sales	82.5	78.1	4.4	5.6
Gross Margin	$118.0	$118.1	$(0.1)	(0.1)%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2013	2012	2013	2012	2013	2012
	(in thousands)
Retail Electric
Montana	$56,915	$52,681	495	491	276,304	273,840
South Dakota	10,628	10,060	123	106	49,222	48,883
Residential	67,543	62,741	618	597	325,526	322,723
Montana	77,086	71,197	753	756	62,638	61,948
South Dakota	16,163	16,328	222	217	12,290	12,160
Commercial	93,249	87,525	975	973	74,928	74,108
Industrial	10,583	8,537	709	682	74	74
Other	8,561	7,871	54	51	6,065	5,977
Total Retail Electric	$179,936	$166,674	2,356	2,303	406,593	402,882
Total Wholesale Electric	$670	$733	35	43	—	—

	Degree Days			2013 as compared with:
Cooling Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	45	55	41	18% cooler	10% warmer
South Dakota	50	150	66	67% cooler	24% cooler

	Degree Days			2013 as compared with:
Heating Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	1,267	1,205	1,357	5% colder	7% warmer
South Dakota	1,897	893	1,546	112% colder	23% colder

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

NORTHWESTERN CORPORATION
REGULATED ELECTRIC SEGMENT
Six Months Ended June 30,
(Unaudited)

	Results
	2013	2012	Change	% Change
	(dollars in millions)
Retail revenue	$379.9	$358.6	$21.3	5.9%
Regulatory amortization	0.1	16.7	(16.6)	(99.4)
Total retail revenues	380.0	375.3	4.7	1.3
Transmission	26.1	22.1	4.0	18.1
Ancillary Services	0.8	2.7	(1.9)	(70.4)
Wholesale	1.2	1.6	(0.4)	(25.0)
Other	2.5	1.5	1.0	66.7
Total Revenues	$410.6	$403.2	$7.4	1.8
Total Cost of Sales	165.6	161.1	4.5	2.8
Gross Margin	$245.0	$242.1	$2.9	1.2%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2013	2012	2013	2012	2013	2012
	(in thousands)
Retail Electric
Montana	$132,921	$124,818	1,177	1,162	276,452	274,003
South Dakota	24,452	23,046	301	266	49,198	48,861
Residential	157,373	147,864	1,478	1,428	325,650	322,864
Montana	154,858	146,893	1,533	1,549	62,638	61,980
South Dakota	33,508	33,244	467	453	12,175	12,057
Commercial	188,366	180,137	2,000	2,002	74,813	74,037
Industrial	20,984	18,174	1,456	1,411	74	73
Other	13,221	12,452	77	75	5,288	5,243
Total Retail Electric	$379,944	$358,627	5,011	4,916	405,825	402,217
Total Wholesale Electric	$1,177	$1,602	58	96	—	—

	Degree Days			2013 as compared with:
Cooling Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	45	55	41	18% cooler	10% warmer
South Dakota	50	150	66	67% cooler	24% cooler

	Degree Days			2013 as compared with:
Heating Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	4,490	4,244	4,640	6% colder	3% warmer
South Dakota	6,114	4,310	5,600	42% colder	9% colder

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

NORTHWESTERN CORPORATION
REGULATED NATURAL GAS SEGMENT
Three Months Ended June 30,
(Unaudited)

	Results
	2013	2012	Change	% Change
	(dollars in millions)
Retail revenues	$49.1	$34.5	$14.6	42.3%
Regulatory amortization	1.0	5.3	(4.3)	(81.1)
Total retail revenues	50.1	39.8	10.3	25.9
Wholesale and other	9.3	8.3	1.0	12.0
Total Revenues	59.4	48.1	11.3	23.5
Total Cost of Sales	24.4	18.3	6.1	33.3
Gross Margin	$35.0	$29.8	$5.2	17.4%

	Revenue		Dekatherms (Dkt)		Avg. Customer Counts
	2013	2012	2013	2012	2013	2012
	(in thousands)
Retail Gas
Montana	$19,537	$16,415	2,046	1,915	160,722	159,539
South Dakota	6,432	3,327	719	341	38,131	37,727
Nebraska	5,604	2,926	579	287	36,624	36,420
Residential	31,573	22,668	3,344	2,543	235,477	233,686
Montana	9,757	8,187	1,049	965	22,526	22,380
South Dakota	4,384	1,873	677	323	6,029	5,950
Nebraska	2,958	1,480	440	263	4,594	4,556
Commercial	17,099	11,540	2,166	1,551	33,149	32,886
Industrial	171	136	19	16	265	274
Other	209	178	29	24	158	150
Total Retail Gas	$49,052	$34,522	5,558	4,134	269,049	266,996

	Degree Days			2013 as compared with:
Heating Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	1,267	1,205	1,357	5% colder	7% warmer
South Dakota	1,897	893	1,546	112% colder	23% colder
Nebraska	1,365	635	1,273	115% colder	7% colder

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

NORTHWESTERN CORPORATION
REGULATED NATURAL GAS SEGMENT
Six Months Ended June 30,
(Unaudited)

	Results
	2013	2012	Change	% Change
	(dollars in millions)
Retail revenues	$150.7	$130.1	$20.6	15.8%
Regulatory amortization	(9.5)	2.1	(11.6)	(552.4)
Total retail revenues	141.2	132.2	9.0	6.8
Wholesale and other	20.7	17.7	3.0	16.9
Total Revenues	161.9	149.9	12.0	8.0
Total Cost of Sales	73.5	73.7	(0.2)	(0.3)
Gross Margin	$88.4	$76.2	$12.2	16.0%

	Revenue		Dekatherms (Dkt)		Avg. Customer Counts
	2013	2012	2013	2012	2013	2012
	(in thousands)
Retail Gas
Montana	$62,401	$58,254	7,207	6,898	160,896	159,712
South Dakota	18,310	13,690	2,230	1,597	38,296	37,913
Nebraska	16,517	12,347	1,855	1,429	36,826	36,669
Residential	97,228	84,291	11,292	9,924	236,018	234,294
Montana	31,296	29,238	3,671	3,489	22,530	22,403
South Dakota	12,202	8,526	1,948	1,373	6,056	5,976
Nebraska	8,735	6,894	1,311	1,092	4,624	4,598
Commercial	52,233	44,658	6,930	5,954	33,210	32,977
Industrial	631	579	76	70	266	276
Other	626	573	87	77	158	150
Total Retail Gas	$150,718	$130,101	18,385	16,025	269,652	267,697

	Degree Days			2013 as compared with:
Heating Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	4,490	4,244	4,640	6% colder	3% warmer
South Dakota	6,114	4,310	5,600	42% colder	9% colder
Nebraska	4,720	3,584	4,638	32% colder	2% colder

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

NORTHWESTERN CORPORATION
SECOND QUARTER SEGMENT RESULTS
(Unaudited)
(in thousands)

Three Months Ended
June 30, 2013	Electric	Gas	Other	Eliminations	Total
Operating revenues	$200,472	$59,362	$327	$—	$260,161
Cost of sales	82,520	24,393	—	—	106,913
Gross margin	117,952	34,969	327	—	153,248
Operating, general and administrative	47,721	18,483	1,160	—	67,364
Property and other taxes	19,016	6,792	2	—	25,810
Depreciation	21,693	5,712	9	—	27,414
Operating income (loss)	29,522	3,982	(844)	—	32,660
Interest expense	(14,411)	(2,567)	(163)	—	(17,141)
Other income	702	198	28	—	928
Income tax expense	(76)	(1,901)	(129)	—	(2,106)
Net income (loss)	$15,737	$(288)	$(1,108)	$—	$14,341

Three Months Ended
June 30, 2012	Electric	Gas	Other	Eliminations	Total
Operating revenues	$196,176	$48,101	$326	$—	$244,603
Cost of sales	78,109	18,318	—	—	96,427
Gross margin	118,067	29,783	326	—	148,176
Operating, general and administrative	47,685	18,657	754	—	67,096
Property and other taxes	19,469	6,463	2	—	25,934
Depreciation	21,565	4,853	8	—	26,426
Operating income (loss)	29,348	(190)	(438)	—	28,720
Interest expense	(13,409)	(2,230)	(254)	—	(15,893)
Other income	801	349	26	—	1,176
Income tax (expense) benefit	(5,910)	1,010	2,335	—	(2,565)
Net income (loss)	$10,830	$(1,061)	$1,669	$—	$11,438

NorthWestern Reports Second Quarter 2013 Financial Results
July 25, 2013

Six Months Ended
June 30, 2013	Electric	Gas	Other	Eliminations	Total
Operating revenues	$410,564	$161,880	$737	$—	$573,181
Cost of sales	165,615	73,494	—	—	239,109
Gross margin	244,949	88,386	737	—	334,072
Operating, general and administrative	93,439	38,378	4,384	—	136,201
Property and other taxes	38,168	13,396	5	—	51,569
Depreciation	45,304	11,311	17	—	56,632
Operating income (loss)	68,038	25,301	(3,669)	—	89,670
Interest expense	(28,538)	(4,993)	(389)	—	(33,920)
Other income	2,713	875	55	—	3,643
Income tax (expense) benefit	(4,380)	(3,673)	903	—	(7,150)
Net income (loss)	$37,833	$17,510	$(3,100)	$—	$52,243

Six Months Ended
June 30, 2012	Electric	Gas	Other	Eliminations	Total
Operating revenues	$403,231	$149,847	$625	$—	$553,703
Cost of sales	161,088	73,735	—	—	234,823
Gross margin	242,143	76,112	625	—	318,880
Operating, general and administrative	93,042	37,945	1,682	—	132,669
Property and other taxes	37,007	12,587	5	—	49,599
Depreciation	43,134	9,709	16	—	52,859
Operating income (loss)	68,960	15,871	(1,078)	—	83,753
Interest expense	(27,076)	(4,297)	(482)	—	(31,855)
Other income	1,413	694	53	—	2,160
Income tax (expense) benefit	(9,084)	(2,580)	1,087	—	(10,577)
Net income (loss)	$34,213	$9,688	$(420)	$—	$43,481